UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11740 Katy Fwy – Energy Tower III, 11th floor Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

(281) 878-1000

(Registrant’s telephone number, including area code)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

ENGlobal Corporation (the "Company" or "ENGlobal") held its 2021 Annual Meeting of Shareholders on August 26, 2021. The following proposals were submitted to the holders of the Company's common stock (the "Common Stock") for a vote:

•	The election of five directors to the Board of Directors of ENGlobal,

•	The approval of the ENGlobal Corporation 2021 Long Term Incentive Plan, and

•	The ratification of the appointment of Moss Adams, LLP as the independent auditors of ENGlobal for fiscal year 2021.

The results of such votes were as follows:

1. The following votes were cast in the election of the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld
William A. Coskey, P.E.	13,621,434	52,128
Mark A. Hess	13,621,293	52,269
Christopher D. Sorrells	13,489,340	183,022
Lloyd G. Kirchner	13,641,557	31,825
Kevin M. Palma	13,521,093	152,469

2. The following votes were cast to approve the ENGlobal Corporation 2021 Long Term Incentive Plan; and

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
13,618,216	35,933	19,413

3. The following votes were cast in the ratification of the appointment of Moss Adams, LLP as the independent auditors of the Company for fiscal year 2021:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
20,401,693	17,806	17,848

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGlobal Corporation

Dated: August 27, 2021	/s/ Darren W. Spriggs
Darren W. Spriggs Chief Financial Officer, Corporate Secretary and Treasurer

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